SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 _____________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
________________

Date of Report (Date of earliest event reported): May 26, 2005

Alpharma Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8593 (Commission File Number)	22-2095212 (IRS Employer Identification)

One Executive Drive, Fort Lee, New Jersey 07024 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (201) 947-7774

Not Applicable
______________________________________________ (Former name or former address, if changed since last report)

Item 1.01 Entry into a Material Definitive Agreement.

On May 26, 2005, Purepac Pharmaceutical Co., a wholly-owned subsidiary of Alpharma Inc. ("Alpharma"), and Plantex USA, Inc. ("Plantex"), entered into Amendment No. 3 to that Amended and Restated Supply Agreement between the parties, pursuant to which (i) Alpharma has committed to purchase certain quantities of active pharmaceutical ingredient ("API") through the remainder of 2005 exclusively from Plantex, (ii) Alpharma has committed to purchase certain amounts of API from Plantex during the third and fourth quarters of 2005, and (iii) the parties agreed on a new pricing schedule for purchase of API.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHARMA INC.
By: /s/ Robert F. Wrobel
Name: Robert F. Wrobel Title: Executive Vice President and CLO

Date: July 20, 2005